                                                                      EXHIBIT A


                             [CEDE & CO. LETTERHEAD]


                                                                    May 12, 2000


Detection Systems, Inc.
130 Perinton Parkway
Fairport, New York 14450

Attention:  Corporate Secretary

Ladies and Gentlemen:

         Cede & Co., the nominee of The Depository Trust Company ("DTC"), is a holder of record of outstanding shares of common stock, par value $0.05 per share ("Common Stock"), of Detection Systems, Inc., a New York corporation (the "Company"). DTC is informed by its Participant, Pershing Division of Donaldson Lufkin & Jenrette Securities Corporation ("Participant"), that on the date hereof an aggregate of 1,335,000 shares of Common Stock (the "Shares") credited to Participant's DTC account are beneficially owned by Ultrak, Inc., a customer (the "Customer") of Banc One Securities Corporation ("BOSC"), for which Participant provides clearing services.

         Cede & Co. has been advised by Participant that the purpose of this notice is to enable the Customer to nominate five individuals to stand for election as directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2000 or any adjournment or postponement thereof (collectively, the "Meeting"). Cede & Co. has been advised by Participant that the Customer or a wholly-owned subsidiary of Customer intends to continue to beneficially own Shares as of the record date for the Meeting and as of the date of the Meeting.

         At the request of Participant, on behalf of the Customer and pursuant to Article II, Section 12 of the Company's Amended and Restated Bylaws (the "Bylaws"), Cede & Co., as the holder of record of the Shares, hereby gives notice of its nomination of each of George K. Broady, Malcolm J. Gudis, Ronald
F. Harnisch, Robert L. Frome and William D. Breedlove (the "Nominees") to stand for election as a director of the Company at the Company's next annual meeting of stockholders (the "Annual Meeting"). All information required to be included in this notice pursuant to the Bylaws has been provided to Cede & Co. by the Participant, who obtained such information from the Customer.

         Where information sought by Schedule 14A under the Securities Exchange Act of 1934, as amended, would be answered in the negative and no response would be required to be included in a proxy statement, no such response is included below.

         George K. Broady, age 61, has served as Chairman of the Board and Chief Executive Officer of the Customer since March 1991, and served as President of the Customer from March 1991 to August

Detection Systems, Inc.
May 12, 2000
Page 2


1997. Mr. Broady's business address is Ultrak, Inc., 1301 Water's Ridge Drive, Lewisville, TX 75057, and his home address is 10050 Strait Lane, Dallas, TX 75219. Mr. Broady is the Chairman of the Board of Directors of the Customer.

         Malcolm J. Gudis, age 58, became a Director of the Company in June 1999. Mr. Gudis has been a private investor for the past seven years. He was a consultant for Electronic Data Services Corporation, his former employer, from January 1993 through May 1998. Mr. Gudis' business and home address is 6101 St. Andrews Dallas, TX 75205.

         Ronald F. Harnisch, age 55, has been an attorney in private practice for over 20 years. Mr. Harnisch's business address is 1 Tudor City Place, New York, NY 10017, and his home address is 458 Beach 131 Street, Belle Harbour, NY 11694.

         Robert L. Frome, age 62, has been the managing partner of the law firm of Olshan, Grundman, Frome, Rosenzweig & Wolsky, LLP for over 20 years. He currently sits on the Boards of Directors of Health Care Services Group, Inc. and NUCO 2. His business address is Olshan, Grundman, Frome, Rosenzweig & Wolsky, LLP., 505 Park Avenue, New York, NY 10022, and his home address is 985 Fifth Avenue, New York, NY 10021.

         William D. Breedlove, age 60, has been the Chairman of Breedlove, Wesneski, Co. since 1984 and is currently the Vice Chairman of HBW Holdings, the parent company of Breedlove, Wesneski, Co. He currently sits on the Board of Directors of NCI Building Systems. His business address is Hoak Securities Corp., One Galleria Tower, 13355 Noel Road, Suite 1650, Dallas TX 75240, and his home address is 12609 CR 3900, Athens, TX 75751.

         The Customer represents that it intends to appear in person or by proxy at the Meeting to nominate the persons named above in this Notice. Proxies may be solicited by the Customer, any participant in the solicitation, regular employees of the Customer or by a professional proxy solicitation firm and may be solicited by mail and other courier services, telephone, telecopier, the Internet and personal solicitation. The Customer will bear all costs in connection with the solicitation in favor of the foregoing nominees; the Customer has not yet determined whether it will seek reimbursement therefor from the Company or, if such reimbursement is sought, whether such question would be submitted to a vote of stockholders. Apart from the Customer and the foregoing nominees, the Customer has not identified any other participant in the solicitation as of the date of this Notice.

         While Cede & Co. is furnishing this demand as the stockholder of record of the Shares, it does so at the request of Participant and only as a nominal party for the true party in interest, the Customer. Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that the Customer is not denied its rights as the beneficial owner of the Shares, and Cede & Co. assumes no further responsibility in this matter.

Detection Systems, Inc.
May 12, 2000
Page 2


         Please acknowledge receipt of this letter by signing the enclosed copy of this letter in the place indicated below and returning it with our messenger who has been instructed to wait.


                                          Very truly yours,

                                          CEDE & CO.


                                          By: /s/ John L. Scheuermann
                                              -------------------------------

Receipt of a signed and notarized copy of this letter on May ___, 2000 is hereby acknowledged on behalf of Detection Systems, Inc.

Name:
      ----------------------------
Title:
       ---------------------------

STATE OF NEW YORK                )
                                 )    SS.:
COUNTY OF NEW YORK               )


                  John L. Scheuermann, having been first duly sworn according to law, deposes and says that he is a partner of Cede & Co., that he is authorized on behalf of Cede & Co. to execute the foregoing demand for stock list and corporate records and to make the demand designations, authorizations and representations contained therein and that the facts and statements contained in the foregoing demand for a stock list and corporate records are true and correct.


                                        CEDE & CO.


                                        /s/ John L. Scheuermann
                                        -----------------------------------
                                        By:  John L. Scheuermann, partner


Sworn to before me this
eleventh day of
May, 2000


Notary Public


/s/ Zainuddin Rajkotwala
------------------------

My commission expires: February 8, 2001

                                                                         Annex I


                                   CONSENT OF
                             NOMINEE FOR ELECTION TO
                            THE BOARD OF DIRECTORS OF
                             DETECTION SYSTEMS, INC.



To the Secretary of Detection Systems, Inc.:

As required by Article II, Section 12 of the Amended and Restated By-laws of Detection Systems, Inc., a New York corporation (the "Corporation"), and in connection with the Notice of Nominations of Persons for Election to the Board of Directors of Detection Systems, Inc. (the "Notice"), dated as of even date herewith, being delivered to the Corporation by or on behalf of Ultrak, Inc., the undersigned hereby consents to being named in the Notice as a nominee for election to the Board of Directors of the Corporation at the Corporation's 2000 Annual Meeting of Stockholders and, if elected at such meeting, to serving as a director of the Corporation until the next annual meeting and until the undersigned's successor has been elected and qualified.



Dated:  May 9, 2000




                                       /s/ George K. Broady
                                       --------------------------------
                                       George K. Broady

                                   CONSENT OF
                             NOMINEE FOR ELECTION TO
                            THE BOARD OF DIRECTORS OF
                             DETECTION SYSTEMS, INC.



To the Secretary of Detection Systems, Inc.:

As required by Article II, Section 12 of the Amended and Restated By-laws of Detection Systems, Inc., a New York corporation (the "Corporation"), and in connection with the Notice of Nominations of Persons for Election to the Board of Directors of Detection Systems, Inc. (the "Notice"), dated as of even date herewith, being delivered to the Corporation by or on behalf of Ultrak, Inc., the undersigned hereby consents to being named in the Notice as a nominee for election to the Board of Directors of the Corporation at the Corporation's 2000 Annual Meeting of Stockholders and, if elected at such meeting, to serving as a director of the Corporation until the next annual meeting and until the undersigned's successor has been elected and qualified.



Dated:  May 9, 2000




                                       /s/ Malcolm J. Gudis
                                       --------------------------------
                                       Malcolm J. Gudis

                                   CONSENT OF
                             NOMINEE FOR ELECTION TO
                            THE BOARD OF DIRECTORS OF
                             DETECTION SYSTEMS, INC.



To the Secretary of Detection Systems, Inc.:

As required by Article II, Section 12 of the Amended and Restated By-laws of Detection Systems, Inc., a New York corporation (the "Corporation"), and in connection with the Notice of Nominations of Persons for Election to the Board of Directors of Detection Systems, Inc. (the "Notice"), dated as of even date herewith, being delivered to the Corporation by or on behalf of Ultrak, Inc., the undersigned hereby consents to being named in the Notice as a nominee for election to the Board of Directors of the Corporation at the Corporation's 2000 Annual Meeting of Stockholders and, if elected at such meeting, to serving as a director of the Corporation until the next annual meeting and until the undersigned's successor has been elected and qualified.



Dated:  May 9, 2000




                                       /s/ Ronald F. Harnisch
                                       --------------------------------
                                       Ronald F. Harnisch

                                   CONSENT OF
                             NOMINEE FOR ELECTION TO
                            THE BOARD OF DIRECTORS OF
                             DETECTION SYSTEMS, INC.



To the Secretary of Detection Systems, Inc.:

As required by Article II, Section 12 of the Amended and Restated By-laws of Detection Systems, Inc., a New York corporation (the "Corporation"), and in connection with the Notice of Nominations of Persons for Election to the Board of Directors of Detection Systems, Inc. (the "Notice"), dated as of even date herewith, being delivered to the Corporation by or on behalf of Ultrak, Inc., the undersigned hereby consents to being named in the Notice as a nominee for election to the Board of Directors of the Corporation at the Corporation's 2000 Annual Meeting of Stockholders and, if elected at such meeting, to serving as a director of the Corporation until the next annual meeting and until the undersigned's successor has been elected and qualified.



Dated:  May 10, 2000




                                       /s/ Robert L. Frome
                                       --------------------------------
                                       Robert L. Frome

                                   CONSENT OF
                             NOMINEE FOR ELECTION TO
                            THE BOARD OF DIRECTORS OF
                             DETECTION SYSTEMS, INC.



To the Secretary of Detection Systems, Inc.:

As required by Article II, Section 12 of the Amended and Restated By-laws of Detection Systems, Inc., a New York corporation (the "Corporation"), and in connection with the Notice of Nominations of Persons for Election to the Board of Directors of Detection Systems, Inc. (the "Notice"), dated as of even date herewith, being delivered to the Corporation by or on behalf of Ultrak, Inc., the undersigned hereby consents to being named in the Notice as a nominee for election to the Board of Directors of the Corporation at the Corporation's 2000 Annual Meeting of Stockholders and, if elected at such meeting, to serving as a director of the Corporation until the next annual meeting and until the undersigned's successor has been elected and qualified.



Dated:  May 10, 2000




                                       /s/ William D. Breedlove
                                       --------------------------------
                                       William D. Breedlove